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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                                  FORM 8-A/A

                               AMENDMENT NO. 1

                REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                     EQUITY RESIDENTIAL PROPERTIES TRUST
            (Exact Name of Registrant as Specified in Its Charter)

                  Maryland                        36-3877868
           (State of Incorporation     (IRS Employer Identification No.)
              or Organization)


          Two North Riverside Plaza                 60606
             Chicago, Illinois                   (Zip Code)
  (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

             Title of Each Class            Name of Each Exchange on Which
             to be so Registered            Each Class is to be Registered

Series E Cumulative Convertible Preferred   New York Stock Exchange
Shares of Beneficial Interest

Series F Cumulative Redeemable Preferred    New York Stock Exchange
Shares of Beneficial Interest

Securities to be registered pursuant to Section 12(g) of the Act:

                                    None.






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Item 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            The description of the Series E Cumulative Convertible Preferred Shares of Beneficial Interest ("Series E Preferred") to be registered hereunder set forth under the caption "Description of Series A Cumulative Convertible Preferred Shares" in Wellsford Residential Property Trust's final prospectus (filed as part of Registration Statement No. 33-69868) pursuant to Rule 424(b) on November 8, 1993 is hereby incorporated herein by reference and is attached as Exhibit 99.2 hereto. The Series E Preferred is being issued in connection with the merger of the Registrant and Wellsford Residential Property Trust ("Wellsford").

            The description of the Series F Cumulative Redeemable Preferred Shares of Beneficial Interest ("Series F Preferred") to be registered hereunder set forth under the caption "Description of Registrant's Securities to be Registered" in Wellsford Residential Property Trust's Registration Statement on Form 8-A dated September 5, 1995, is hereby incorporated by reference. The Series F Preferred is being issued in connection with the merger of the Registrant and Wellsford.

Item 2.     EXHIBITS

            The securities described herein are to be listed on the New York Stock Exchange on which other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with Part I to the Instructions as to exhibits on Form 8-A have been duly filed with, or incorporated by reference in, the Form filed with the Securities and Exchange Commission, but are neither filed with, nor incorporated by reference in, copies of this form to be filed with the New York Stock Exchange.

            NUMBER     DESCRIPTION

            *1 Copy of Amendment No. 2 to the Registrant's Registration Statement on Form S-4 (No. 333-24653)

            *4.1 Amended and Restated Declaration of Trust of Equity Residential Properties Trust

            *4.2 Amended and Restated By-Laws of Equity Residential Properties Trust

            *5.1 Specimen Series E Cumulative Convertible Preferred Share Certificate

            *5.2 Specimen Series F Cumulative Redeemable Preferred Share Certificate



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            *13.1      Equity Residential Properties Trust Annual Report on
                       Form 10-K for the year ended December 31, 1996

            *13.2 Equity Residential Properties Trust Annual Report Shareholders for the year ended December 31, 1996

            *13.3 Equity Residential Properties Trust Quarterly Report on Form 10-Q for the quarter ended March 31, 1997

            *99.1 Description of Series E Cumulative Convertible Preferred Shares of Beneficial Interest incorporated by reference to Registration Statement No. 33-69868 in response to Item 1 hereof.

            **99.2 Description of Series F Cumulative Redeemable Preferred Shares of Beneficial Interest incorporated by reference to Registration Statement on Form 8-A of Wellsford Residential Property Trust in response to Item 1 hereof.

________________
*    Previously filed or incorporated by reference
**   Filed with this Amendment















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                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  EQUITY RESIDENTIAL PROPERTIES TRUST
                                  (Registrant)


                                  By:/s/ Bruce C. Strohm
                                     --------------------------------
                                         Bruce C. Strohm
                                         Executive Vice President, Secretary
                                         and General Counsel


Date: May 30, 1997














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                                EXHIBIT INDEX


           EXHIBIT NO.                          DESCRIPTION
           -----------                          -----------
               *1 Copy of Amendment No. 2 to the Registrant's Registration Statement on Form S-4 (No. 333-24653)

              *4.1                         Amended and Restated Declaration of
                                           Trust of Equity Residential
                                           Properties Trust [Incorporated by
                                           reference to Exhibit 99.1 to
                                           Amendment No. 2 to the Registrant's
                                           Registration Statement No. 333-24653
                                           on Form S-4]

              *4.2 Amended and Restated Bylaws of Equity Residential Properties Trust [Incorporated by reference to
                                           Exhibit 99.2 to Amendment No. 2 to
                                           the Registrant's Registration
                                           Statement No. 333-24653 on Form S-4]

               5.1                         Specimen Series E Cumulative
                                           Convertible Preferred Share
                                           Certificate

               5.2                         Specimen Series F Cumulative
                                           Redeemable Preferred Share
                                           Certificate

              *13.1
                                           Equity Residential Properties Trust
                                           Annual Report on Form 10-K for the
                                           year ended December 31, 1996
                                           (Commission File No. 1-2252)

              *13.2 Equity Residential Properties Trust Annual Report Shareholders for the year ended December 31, 1996
                                           [Incorporated by reference to
                                           Exhibit 13 to Annual Report on Form
                                           10-K for the year ended December
                                           31, 1996 Commission File No. 1-2252]

              *13.3 Equity Residential Properties Trust Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (Commission File No. 1-2252)

              *99.1 Description of Series E Cumulative Convertible Preferred Shares of Beneficial Interest incorporated by reference to Registration Statement No. 33-69868 in response to Item 1 hereof.



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        **99.2   Description of Series F Cumulative Redeemable Preferred
                 Shares of Beneficial Interest incorporated by reference to Registration Statement on Form 8-A of Wellsford Residential Property Trust in response to Item 1 hereof.


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*    Previously filed or incorporated by reference
**   Filed with this Amendment



















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